Exhibit 10.1

PART TIME EMPLOYMENT AGREEMENT

This Part Time Employment Agreement (the “Agreement”) is entered into as of April 1, 2018 (the “Effective Date”), by and between Quotient Limited (the “Company”), or such affiliate of the Company as its Chairman of the Board of Directors of the Company (the “Board”) may designate, and Franz Walt (the “Part Time Executive”) (collectively, the “Parties”).

A. The Company seeks the expertise of the Part Time Executive as Interim Chief Executive Officer for a limited period of six consecutive months.

B. The Part Time Executive desires to provide services to the Company and is willing to do so on the terms and conditions set forth below.

In consideration of the above recitals and of the mutual promises and conditions in this Agreement, the Parties agree:

1. Services and Term.

1.1 Services. The Part Time Executive will provide services as the Interim Chief Executive Officer of the Company. This Agreement is non-exclusive and the current assignments of the Part Time Executive in his other roles will remain in effect. During the Term (as defined below), the Part Time Executive will submit any new assignments to the Board for prior approval if there is any indication of potential conflict of interests. The Part Time Executive will be required to provide services for 14 days each month at the Company’s premises in Jersey, the U.S. and/or Switzerland as required to perform the duties as Interim Chief Executive Officer (the “Services”); provided, however, that the Company may from time to time require the Part Time Executive to travel and to be at other locations as necessary or required to fulfill the Part Time Executive’s responsibilities. The Part Time Executive shall work during the Company’s regular business hours and any additional hours necessary to fulfill the Services.

1.2 Term. The Part Time Executive shall commence providing the Services on the Effective Date and continue providing the Services until the six-month anniversary of the Effective Date, unless this Agreement is terminated earlier by the Board or the Part Time Executive on fifteen days prior written notice (the “Term”).

2. Compensation and Benefits.

2.1 Compensation. On the Effective Date, the Company is granting the Part Time Executive Restricted Stock Units and Stock Options pursuant to the agreements attached hereto as Exhibits A and B. The Part Time Executive shall also be eligible for a one-time cash bonus of up to CHF230,000 upon the achievement of performance targets reasonably determined by the Board in consultation with the Part Time Executive, such bonus to be paid no later than thirty days following expiration of the Term.

2.2 Benefits. Any social security payments legally due in connection with this employment contract with the Part Time Executive will be paid by the Company.

2.3 Termination. Since the Part Time Executive is foregoing other opportunities in order to provide the Services, the Restricted Stock Units and Stock Options shall remain outstanding in accordance with their terms and the one-time cash bonus shall remain due, if agreed targets are met, even if the Company terminates this Agreement before the completion of the Term, except if the Agreement is terminated for Cause (as defined in the Company’s 2014 Stock Incentive Plan). In the case of a termination of this Agreement for Cause, the Part Time Executive will receive a pro rata portion of the Restricted Stock Units and one-time cash bonus set forth in above in Section 2.1 based on the number of days served during the Term.

3. Indemnification of the Part Time Executive. The Company will, to the maximum extent permitted by the Company’s bylaws and applicable law, indemnify and hold the Part Time Executive harmless for any acts or decisions made in good faith while performing the Services; provided, however, that acts determined by the trier of facts to be acts of gross negligence or willful misconduct will not be deemed to be in good faith. To the same extent, the Company will pay, and subject to any legal limitations (including the obligation to repay such advances), advance all expenses, including reasonable attorney fees and costs of court-approved settlements, actually and necessarily incurred by the Part Time Executive in connection with the defense of any action, suit or proceeding and in connection with any appeal, which has been brought against the Part Time Executive by reason of the Part Time Executive’s service to the Company while acting in good faith.

4. Resignation of Office. Upon expiration of the Term, the Part Time Executive shall, at the request of the Board, resign from all offices the Part Time Executive may hold as an officer of the Company and from all other appointments or offices that the Part Time Executive holds as nominee or representative of the Company other than as a member of the Board.

5. Agreement Survives Merger or Dissolution. This Agreement will survive any merger of the Company with any other entity, regardless of whether the Company is the surviving or resulting corporation, and any transfer of all or substantially all of the Company’s assets to any other entity and to any such successor entity’s subsequent successors or assigns. In the event of any such merger or transfer of assets, the provisions of this Agreement will be binding on and inure to the benefit of the surviving business entity or the business entity to which such assets will be transferred.

6. Assignment. This Agreement may not be assigned by the Part Time Executive. The Company may assign this Agreement without the consent of the Part Time Executive.

7. Integration. This Agreement contains the entire agreement between the Parties and the Consulting Company pertaining to the subject matter addressed in this Agreement.

8. Amendment/Novation. No modifications, amendments, deletions, additions, or novations to or of this Agreement will be effective unless they are completely and unambiguously contained in a writing signed by the Part Time Executive and by an authorized officer of the Company.

9. Choice of Law; Venue. This Agreement and any dispute arising from the relationship between the Parties will be governed by and construed under and according to the laws of the State of Delaware without regard to its conflict of laws provisions. The venue for any action hereunder will be in the State of Delaware, whether or not such venue is or subsequently becomes inconvenient, and the parties consent to the jurisdiction of the state and federal courts seated of Delaware. Any dispute or controversy arising under or relating to this Agreement and the Part Time Executive’s services hereunder (whether based on contract or tort or other common law or upon any federal, state or local statute or regulation, including, without limitation, claims of discrimination, harassment and retaliation under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act and similar federal, state and local fair employment practices laws) shall, at the election of either the Part Time Executive or the Company, be submitted to JAMS for resolution in arbitration in accordance with the then-current rules and procedures of JAMS for employment-related disputes. Either party shall make such election by delivering written notice thereof to the other party at any time (but not later than 30 days after such party receives notice of the commencement of any administrative or regulatory proceeding or the filing of any lawsuit relating to any such dispute or controversy), and thereupon any such dispute or controversy shall be resolved only in accordance with the provisions of this Section 9. Any such arbitration proceedings shall take place in New York, New York before a single arbitrator (rather than a panel of arbitrators), pursuant to any available streamlined or expedited (rather than a comprehensive) arbitration process and in accordance with an arbitration process which, in the judgment of such arbitrator, shall have the effect of reasonably limiting or reducing the cost of such arbitration for both parties. The resolution of any such dispute or controversy by the arbitrator appointed in accordance with the procedures of JAMS shall be final and binding. Judgment upon the award rendered by such arbitrator may be entered in any court having jurisdiction thereof, and the parties consent to the jurisdiction of the courts of New York for this purpose; provided, however, the parties may agree after the commencement of a proceeding to hold the arbitration in another jurisdiction. If at the time any dispute or controversy arises with respect to this Agreement JAMS is no longer providing arbitration services, then the American Arbitration Association shall be substituted for JAMS for purposes of this Section 9, and the arbitration will be conducted in accordance with the then current AAA Employment Arbitration Rules & Mediation Procedures.

10. Notices. Any notice to the Company required or permitted under this Agreement will be given in writing to the Company, either by personal service, facsimile, or by registered or certified mail, postage prepaid. Any notice to the Part Time Executive will be given in a like manner and, if mailed, will be addressed to the Part Time Executive at the Part Time Executive’s home address then shown in the Company’s files. For the purpose of determining compliance with any time limit in this Agreement, a notice will be deemed to have been duly given (a) on the date of service, if served personally on the party to whom notice is to be given, (b) on the same business day given by facsimile, e-mail, or other electronic transmission, or (c) on the second (2nd) business day after mailing, if mailed to the party to whom the notice is to be given in the manner provided in this Section 10. As of the date this Agreement is executed, notice is to be given at the following addresses:

To the Company:

Quotient Limited

PO Box 1075, Elizabeth House

9 Castle Street

St Helier

Jersey JE4 2QP

Channel Islands

Attn: Heino von Prondzynski

E-mail: [E-mail]

To the Part Time Executive:

Franz Walt

[Address]

Copy to:

Quotient Limited

Pentlands Science Park

Bush Loan, Penicuik

Midlothian EH26 0PZ

United Kingdom

Attn:

Fax: +(44) 1638-724200

11. Withholding. The Company shall be entitled to withhold from any payments or deemed payments or in-kind payments hereunder any amount of tax withholding it determines to be required by law.

12. Headings. The headings in this Agreement are inserted for convenience only; are not part of this Agreement, will not in any manner affect the meaning of this Agreement or any paragraph, term, and/or provision of this Agreement; and will not be deemed or interpreted to be a part of this Agreement for any purpose.

13. Construction. The language of this Agreement will, for any and all purposes, be construed as a whole, according to its fair meaning, not strictly for or against the Part Time Executive, on the one hand, or the Company, on the other hand, and without regard to the identity or status of any person or persons who drafted all or any part of this Agreement.

14. No Waiver. No waiver of a breach, failure of any condition, or any right or remedy contained in or granted by the provisions of this Agreement will be effective unless it is in writing and signed by the party waiving the breach, failure, right, or remedy. No waiver of any breach, failure, right, or remedy will be deemed a waiver of any other breach, failure, right, or remedy, whether or not similar, nor will any waiver constitute a continuing waiver unless the writing so specifies.

15. Faxed or Photocopied Signatures. A faxed or photocopied signature will have the same effect as an original signature.

16. Right to Counsel. The undersigned, the Part Time Executive, has read the foregoing Agreement and has taken the time necessary to review completely and fully understand it. The undersigned, the Part Time Executive, has had the unrestricted right and opportunity to have each and every paragraph, term, and provision of the foregoing Agreement and each and every result and consequence of its execution by the undersigned, the Part Time Executive, fully explained to the Part Time Executive by legal counsel selected and retained solely by the Part Time Executive.

17. Clawback Policies. All amounts payable under this Agreement or otherwise by the Company to the Part Time Executive shall be subject to the terms of the Company’s “clawback” policies as in effect from time to time.

The undersigned fully understands the foregoing Agreement, accepts, and agrees to each and every paragraph, term, and provision contained in it, and fully accepts and agrees to it as binding the Part Time Executive for any and all purposes whatsoever.

the Company: QUOTIENT LIMITED

By:	/s/ Heino von Prondzynsky
	Name:	Heino von Prondzynski
	Title:	Chairman

By:	/s/ Franz Walt
	Name:	Franz Walt
	Title:	Part Time Executive

EXHIBIT A

RESTRICTED STOCK UNIT AGREEMENT

Sch. 1-1

EXHIBIT B

STOCK OPTION AWARD AGREEMENT

Sch. 2-1